UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Appointment of Principal Officers, Compensatory Arrangements of Certain Officers.

On February 11, 2015 the Board of Directors of Regen Biopharma, Inc. (“Regen”) appointed Mr. Todd S. Caven, age 52, to the position of Chief Financial Officer of Regen. Mr. Caven earned a Bachelors degree in Accounting from the Tippie College of Business at the University of Iowa, and received an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Caven currently serves as Managing Member of both Rock Ridge Enterprises LLC (a Minnesota based private equity firm) and Saguaro Capital Partner LLC (an Arizona based venture capital firm) where he is solely responsible for making investment decisions on behalf of each company. Prior to that Mr. Caven was the founder and served as Chief Financial Officer of Obstetric Solutions and Interventions where his duties included raising capital for the company, as well as maintaining the financial records of the company.

Five Year Employment History:

Company Name	Position	Employment Dates
Rock Ridge Enterprises LLC	Founder and Managing Member, Sole Member of the Board of Governors	October of 2003 to present
Saguaro Capital Partner LLC	Founder and Managing Member, Sole Member of the Board of Governors	March of 2009 to present
Obstetric Solutions and Interventions	Co-Founder and Chief Financial Officer, member of the Board of Directors	July of 2009 to March of 2012.

Directorships Over The Last Five Years:

Organization Dates Served

Matoo	Nonprofit organization seeking to reduce human trafficking	October, 2011 - Present
Obstetric Solutions and Interventions	an Arizona LLC that created women's health care solutions for pregnancy related issues	July, 2009 - March, 2012

On February 11, 2015 Regen entered into a written employment agreement with Mr. Caven whereby Mr. Caven shall serve as Chief Financial Officer of Regen (“Agreement”)

Pursuant to the Agreement, Mr. Caven shall be paid salary at the rate of $13,500 per month, payable in cash or shares of Regen common stock. Mr. Caven shall also receive 7,500,000 newly issued common shares of Regen which shall vest after 18 months of constant employment have expired from the date of the full execution of the Agreement . The term of the Agreement shall commence on February 11, 2015 and shall expire on February 11, 2018.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

On February 11, 2015 Regen entered into a written employment agreement with its current Chief Executive Officer, Mr. David Koos whereby Mr. Koos shall serve as Chief Executive Officer of Regen (“Agreement”)

Pursuant to the Agreement, Mr. Koos shall be paid salary at the rate of $15,000 per month, payable in cash or shares of Regen common stock. Mr. Koos shall also receive 9,000,000 newly issued common shares of Regen which shall vest after 18 months of constant employment have expired from the date of the full execution of the Agreement . The term of the Agreement shall commence on February 11, 2015 and shall expire on February 11, 2018.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 10.2 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	Caven Agreement
10.2	Koos Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regen Biopharma, Inc.

Dated: February 12, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer